Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts: RF Industries, Ltd. Peter Yin SVP/Interim CFO (858) 549-6340 rfi@rfindustries.com	MKR Investor Relations Todd Kehrli Analyst/Investor Contact (323) 468-2300 rfil@mkr-group.com

RF Industries Reports 12% Sequential Sales Growth

for Fiscal 2020 Fourth Quarter

SAN DIEGO, CA, December 17, 2020 – RF Industries, Ltd, (NASDAQ: RFIL), a national manufacturer and marketer of interconnect products and systems, today announced its financial results for the fourth quarter and fiscal year ended October 31, 2020.

Fourth Quarter Fiscal 2020 Highlights and Operating Results:

●	Net sales increased 12% sequentially to $10.7 million
●	Gross margin was 28%
●	Net income was $159,000, or $0.02 per diluted share, up sequentially from a net loss of $(82,000), or $(0.01) per diluted share, in the preceding quarter
●	Non-GAAP net income was $356,000, or $0.04 per diluted share
●	Adjusted EBITDA increased 13% sequentially to $329,000
●	Cash and cash equivalents were $15.8 million

Robert Dawson, President and CEO of RF Industries, commented:

“We continued to successfully navigate this extremely challenging operating environment and are pleased to finish the fiscal year with a return to sequential revenue growth and profitability in the fourth quarter. During the year we strengthened our go-to-market capabilities, adding significant new talent to our sales team and broadening our relationships in the carrier ecosystem. We also significantly expanded our product offerings through the two acquisitions we did in 2019. As we begin our new fiscal year, we believe we are more effectively positioned to grow our business and we look forward to returning to year-over-year revenue growth in fiscal 2021 as we continue to execute on our long-term growth plan.”

Conference Call and Webcast

RF Industries will host a conference call and live webcast today at 1:30 p.m. Pacific Time (4:30 p.m. ET) to discuss its fiscal 2020 fourth quarter and full year financial results. To access the conference call, dial 877-407-8031 (US and Canada) or 201-689-8031 (International) and ask for the RF Industries fourth quarter call. In addition, a live and archived webcast of the conference call will be accessible on the investor relations section of the Company’s website at www.rfindustries.com. A phone replay of the conference call will also be available beginning approximately two hours after conclusion of the call and will remain available for two weeks. To access the phone replay, dial 877-481-4010 (US and Canada) or 919-882-2331 (International). The replay conference ID is 39019.

About RF Industries

RF Industries designs and manufactures a broad range of interconnect products across diversified, growing markets including wireless/wireline telecom, data communications and industrial. The Company's products include RF connectors, coaxial cables, data cables, wire harnesses, fiber optic cables, custom cabling, energy-efficient cooling systems and integrated small cell enclosures. The Company is headquartered in San Diego, California with additional operations in Long Island, New York, Vista, California, Milford, Connecticut and North Kingstown, Rhode Island. Please visit the RF Industries website at www.rfindustries.com.

Forward-Looking Statements

This press release contains forward-looking statements with respect to future events, including the return of delayed project-based business and the Company’s long-term growth, which are subject to a number of factors that could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to: the duration and continuing impact of the coronavirus pandemic on the U.S. economy and the Company’s customers; changes in the telecommunications industry; the Company's reliance on certain distributors and customers for a significant portion of anticipated revenues; the impact of existing and additional future tariffs imposed by U.S and foreign nations; the Company's ability to execute on its new go-to-market strategies and channel models; its ability to expand its OEM relationships; its ability to continue to deliver newly designed and custom fiber optic and cabling products to principal customers; its ability to maintain strong margins and diversify its customer base; and its ability to address the changing needs of the market.  Further discussion of these and other potential risk factors may be found in the Company's public filings with the Securities and Exchange Commission (www.sec.gov) including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. All forward-looking statements are based upon information available to the Company on the date they are published and the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or new information after the date of this release.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income and non-GAAP earnings per diluted share (non-GAAP EPS). We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP net income, and non-GAAP EPS, we exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, acquisition related costs and expenses, and severance. For Adjusted EBITDA we also exclude depreciation, amortization, and provision for income taxes. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company's non-cash operating expenses, we believe that providing non-GAAP financial measures that exclude non-cash expense and non-recurring costs and expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision-making and for evaluating our own core business operating results over different periods of time.

Our Adjusted EBITDA, non-GAAP net income, and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS are not measurements of financial performance under GAAP, and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of specific adjustments to GAAP results is provided in the last two tables at the end of this press release.

# # #

(tables attached)

RF INDUSTRIES, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended		Fiscal Year Ended
	October 31,		October 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(audited)

Net sales	$10,696	$15,541	$43,044	$55,325
Cost of sales	7,699	11,409	31,478	39,688

Gross profit	2,997	4,132	11,566	15,637

Operating expenses:
Engineering	436	435	1,989	1,468
Selling and general	2,557	2,662	9,980	9,710
Total operating expenses	2,993	3,097	11,969	11,178

Operating income (loss)	4	1,035	(403)	4,459

Other (expense) income	(63)	23	(45)	98

(Loss) income before (benefit) provision for income taxes	(59)	1,058	(448)	4,557
(Benefit) provision for income taxes	(218)	276	(367)	1,036

Net income (loss)	$159	$782	$(81)	$3,521

Earnings (loss) per share - Basic	$0.02	$0.08	$(0.01)	$0.38
Earnings (loss) per share - Diluted	$0.02	$0.08	$(0.01)	$0.36

Weighted average shares outstanding:
Basic	9,731,731	9,405,627	9,678,822	9,358,836
Diluted	9,889,204	9,869,531	9,678,822	9,854,604

RF INDUSTRIES, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	Oct. 31,	Oct. 31,
	2020	2019
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$15,797	$12,540
Trade accounts receivable, net	5,669	12,190
Inventories, net	8,586	8,245
Other current assets	813	685
TOTAL CURRENT ASSETS	30,865	33,660

Property and equipment, net	810	839
Operating right of use asset, net	1,421	-
Goodwill	2,467	1,340
Amortizable intangible assets, net	3,181	1,092
Non-amortizable intangible assets	1,174	657
Deferred tax assets	834	44
Other assets	70	68
TOTAL ASSETS	$40,822	$37,700

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$1,475	$2,406
Accrued expenses	2,573	3,653
Current portion of PPP loan	1,699	-
Income taxes payable	43	21
Other current liabilities	874	-
TOTAL CURRENT LIABILITIES	6,664	6,080

Operating lease liabilities	635	-
PPP loan	1,089	-
Other long-term liabilities	370	87
TOTAL LIABILITIES	8,758	6,167

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, authorized 21,250,000 and 20,000,000 shares of $0.01 par value; 9,462,267 shares issued and outstanding at October 31, 2020 and October 31, 2019, respectively	98	95
Additional paid-in capital	22,946	21,949
Retained earnings	9,020	9,489
TOTAL STOCKHOLDERS' EQUITY	32,064	31,533

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$40,822	$37,700

RF INDUSTRIES, LTD. AND SUBSIDIARIES

Unaudited Reconciliation of GAAP to non-GAAP Net (Loss) Income

(In thousands, except share and per share amounts)

	Three Months Ended		Fiscal Year Ended
	October 31,		October 31,
	2020	2019	2020	2019
Net (loss) income	$159	$782	$(81)	$3,521
Stock-based compensation expense	107	57	556	317
Acquisition-related costs	-	74	42	208
Severance	90	-	184	-
Non-GAAP net income	$356	$913	$701	$4,046

Non-GAAP net income per share:
Basic	$0.04	$0.10	$0.07	$0.43
Diluted	$0.04	$0.09	$0.07	$0.41

Weighted average shares outstanding
Basic	9,731,731	9,405,627	9,678,822	9,358,836
Diluted	9,889,204	9,869,531	9,884,513	9,854,604

RF INDUSTRIES, LTD. AND SUBSIDIARIES

Unaudited Reconciliation of Net (Loss) Income to Adjusted EBITDA

(In thousands, except share and per share amounts)

	Three Months Ended		Fiscal Year Ended
	October 31,		October 31,
	2020	2019	2020	2019
Net (loss) income	$159	$782	$(81)	$3,521
Stock-based compensation expense	107	57	556	317
Acquisition-related costs	-	74	42	208
Severance	90	-	184	-
Amortization expense	173	69	692	275
Depreciation expense	81	75	322	288
Other income	(63)	23	(45)	98
(Benefit) provision for income taxes	(218)	276	(367)	1,036
Adjusted EBITDA	$329	$1,356	$1,303	$5,743